Execution Version

BOND HEDGE AMENDMENT LETTER AGREEMENT

THIS BOND HEDGE AMENDMENT LETTER AGREEMENT (this “Letter Agreement”), dated as of September 1, 2023, is entered into among Barclays Bank PLC (the “Dealer”), through its agent Barclays Capital Inc. (“Agent”), NuVasive, Inc. (the “Counterparty”) and Globus Medical, Inc. (the “Parent”).

WITNESSETH

WHEREAS, the Dealer and the Counterparty have executed and delivered a Confirmation and a related side letter, each dated as of February 26, 2020, pursuant to which the Dealer sold to the Counterparty, and the Counterparty purchased from the Dealer, call options entitling the Counterparty to purchase shares of Counterparty common stock, par value USD 0.001 per share (as amended, modified, terminated or unwound from time to time, the “Confirmation”);

WHEREAS, under the terms of the Agreement and Plan of Merger, dated as of February 8, 2023 (the “Merger Agreement”), by and among  the Counterparty, the Parent and Zebra Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (“Merger Sub”), at the effective time of the merger transaction contemplated by the Merger Agreement (the “Effective Time”), Merger Sub will merge with and into the Counterparty (the “Merger”), with the Counterparty surviving the Merger as a wholly owned subsidiary of the Parent, and each Share (as defined in the Confirmation) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be cancelled and converted into the right to receive 0.75 fully paid and non-assessable shares of Class A common stock of the Parent, USD 0.001 par value per share (the “Parent Shares”), and the right to receive cash in lieu of fractional shares;

WHEREAS, pursuant to the terms of the Confirmation, if in respect of a Merger Event (including the Merger), the Counterparty to the Transaction following such Merger Event will not be the Issuer, then the provisions in Section 2 of the Confirmation in the second paragraph opposite the caption “Consequences of Merger Events” shall apply and, unless certain conditions are satisfied, Section 12.2(e)(ii) of the Equity Definitions shall apply;

WHEREAS, pursuant to the terms of the Bond Hedge Guarantee by the Parent in favor of the Dealer in form and substance acceptable to the Dealer dated as of the date hereof (the “Guarantee”) the Parent has fully and unconditionally guaranteed certain obligations of the Counterparty under the Transaction; and

WHEREAS, the parties wish to have the Confirmation and the transaction thereunder remain in full force and effect (and not terminated or cancelled), as further provided herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Dealer, the Counterparty and the Parent for the benefit of each other agree as follows:

ARTICLE 1

Section 1.01. Parent  Shares.  The parties agree that, pursuant to the Confirmation, from and after the

Effective Date (as defined below) (i) the Parent Shares will be deemed the “Shares”, the Parent will be deemed the Issuer and the text opposite the caption “Shares” under the heading “General Terms” in Section 2 of the Confirmation is hereby amended and restated in its entirety to read “The Class A common stock of Globus Medical, Inc., USD 0.001 par value per share (Exchange symbol “GMED”)”, (ii) the text opposite the caption “Exchange” under the heading “General Terms” in Section 2 of the Confirmation is hereby amended and restated in its entirety to read “The New York Stock Exchange” and (iii) references in the Confirmation to the Counterparty in its role as Issuer of the Shares shall be deemed to be references to the Parent.

Section 1.02. Repurchase and Conversion Rate Adjustment Notices.  From and after the Effective Date, the requirement for the Counterparty to provide notices under Section 8(e) of the Confirmation if the Counterparty effects any repurchases of Shares (and certain other conditions are met as set forth therein) or if Counterparty engages in a transaction or event that could reasonably be expected to lead to an increase in the Conversion Rate, in each case, shall be deemed to reference the Parent as the party repurchasing Parent Shares or Parent engaging in a transaction or event that could reasonably be expected to lead to an increase in the Conversion Rate, as applicable.

For the avoidance

of doubt, the Counterparty, and not the Parent, will remain responsible for any delivery or indemnification requirements relating to notices under Section 8(e) of the Confirmation.

Section 1.03. Credit Support.  From and after the Effective Date, the Parent shall be a Credit Support Provider and the Guarantee shall be a Credit Support Document.

Section 1.04. New Additional Termination Event.  From and after the Effective Date, the following new Section 8(b)(v) shall be added to the Confirmation:

“Notwithstanding anything to the contrary in this Confirmation, if at any time NuVasive, Inc. ceases to be a wholly-owned subsidiary of Globus Medical, Inc., then such event shall constitute an Additional Termination Event applicable to the Transaction and, with respect to such Additional Termination Event, (A) Counterparty shall be deemed to be the sole Affected Party, (B) the Transaction shall be the sole Affected Transaction and (C) Dealer shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement.  For the avoidance of doubt, Section 8(c) of this Confirmation shall not apply to the Additional Termination Event described in the immediately preceding sentence.”

Section 1.05. Material Non-Public Information.  From and after the Effective Date, all references in the

Confirmation to the Counterparty’s possession or awareness of material non-public information with respect to the Counterparty and/or the Shares shall be deemed to be references to the Counterparty’s and the Parent’s collective possession or awareness of material non-public information with respect to the Parent and/or the Parent Shares, as applicable.

Section 1.06. Bankruptcy.  From and after the Effective Date, Section 8(j) shall be replaced with the following provision (for the avoidance of doubt, references to “Issuer” and “Counterparty” in the provision below are references to the Parent and the Counterparty, respectively):

“Dealer acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders of the Issuer in the event of the Issuer’s or the Counterparty’s bankruptcy. For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during the Issuer’s or the Counterparty’s bankruptcy and shall not apply to any claim arising as a result of a breach by the Issuer or the Counterparty of any of its respective obligations under this Confirmation or the Agreement. For the avoidance of doubt, the parties acknowledge that neither the obligations of the Issuer nor the Counterparty under this Confirmation are secured by any collateral that would otherwise secure the obligations of the Issuer or the Counterparty herein under or pursuant to any other agreement.”

Section 1.07. Share Obligation Value Price.  From and after the Effective Date, the text opposite the caption “Share Obligation Value Price” in Section 2 of the Confirmation shall be revised by deleting “Bloomberg page ‘NUVA.Q <Equity>’” and replacing it with “Bloomberg page ‘GMED.N <Equity>’”.

Section 1.08. Calculation Agent.  The Calculation Agent may make conforming changes to the terms of the transaction, consistent with the requirements of the “Calculation Agent” provision in Section 3 of the Confirmation, in respect of the consummation of the Merger and to effect the amendments to the Confirmation evidenced by this Letter Agreement (including, for the avoidance of doubt, to account for the exchange ratio in the Merger being 0.75 Parent Shares per one share of common Stock of the Counterparty, par value USD 0.001).

Section 1.09. Transfer and Assignment.  From and after the Effective Date, Section 8(f) of the Confirmation shall be revised by adding the following sentences as the last two sentences of such section:

“Notwithstanding any other provision in the Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities, or make or receive any payment in cash, to or from Counterparty or Issuer, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities, or make or receive such payment in cash, and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations.  Dealer shall be discharged of its obligations to Counterparty and Issuer to the extent of any such performance.”

Section 1.10. Notices.  From and after the Effective Date, Section 6 of the Confirmation shall be revised by adding the following:

“(c) Address for notices or communications to Issuer:

To:	Globus Medical, Inc. 2560 General Armistead Avenue Audubon, PA 19403
Attn:	Keith Pfeil, Senior Vice President, Chief Financial Officer
Telephone:	(610) 930-1800 ext. 1633
Fax:	610-930-2402”

ARTICLE 2

Section 2.01. Conditions to Effectiveness.  This Letter Agreement shall be effective on the date (the “Effective Date”) the following conditions are satisfied or waived:

(a) This Letter Agreement has been duly executed and delivered by each of the Dealer, the Counterparty and the Parent, and is enforceable against each in accordance with its respective terms;
(b) The Merger has become effective;
(c) The Guarantee shall have been executed and delivered to the Dealer, and is enforceable against the Parent in accordance with its terms; and
(d) The Counterparty has delivered to the Dealer an opinion of counsel in form and substance reasonably acceptable to the Dealer dated as of the date of this Letter Agreement.

ARTICLE 3

Section 3.01. Mutual Representations and Warranties.  Each party represents to the other parties that:

(a) It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.
(b) It has the power to execute this Letter Agreement and any other documentation relating to this Letter

Agreement to which it is a party, to deliver this Letter Agreement and any other documentation relating to this Letter Agreement that it is required by this Letter Agreement to deliver and to perform its obligations under this Letter Agreement and has taken all necessary action to authorize such execution, delivery and performance.

(c) Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

(d) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by such party of this Letter Agreement, except such as have been obtained or made and such as may be required under the Securities Act or state securities laws.

(e) Its obligations under this Letter Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, fraudulent conveyance, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law) and except that rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto).

Section 3.02. Additional Representations and Warranties of the Counterparty.  The Counterparty represents to the Dealer that:

(a) It is not entering into this Letter Agreement to create actual or apparent trading activity in the Parent Shares (or any security convertible into or exchangeable for the Parent Shares) or to raise or depress or otherwise manipulate the price of the Parent Shares (or any security convertible into or exchangeable for the Parent Shares) or otherwise in violation of the Exchange Act.

(b) It is not, on the date hereof, aware of any material non-public information with respect to the Counterparty or the Parent Shares.

(c) It (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker dealer in writing; and (C) has total assets of at least USD 50 million.

(d) The Counterparty is a wholly-owned subsidiary of the Parent.

(e) The Counterparty is not and, after consummation of the transactions contemplated by this Letter Agreement, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(f) To its knowledge, no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Parent Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning, holding (however defined) or having a right to acquire Parent Shares; provided that it makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or any of its affiliates solely as a result of it or any of such affiliates being financial institutions or broker-dealers.

Section 3.03. Additional Representations and Warranties of the Parent. The Parent represents to the Dealer that:

(a) It is not entering into this Letter Agreement to create actual or apparent trading activity in the Parent Shares (or any security convertible into or exchangeable for the Parent Shares) or to raise or depress or otherwise manipulate the price of the Parent Shares (or any security convertible into or exchangeable for the Parent Shares) or otherwise in violation of the Exchange Act.

(b) It is not, on the date hereof, aware of any material nonpublic information with respect to the Parent, the Counterparty or the Parent Shares.

(c) It (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker dealer in writing; and (C) has total assets of at least USD 50 million.

(d) The Counterparty is a wholly-owned subsidiary of the Parent.
(e) It is not and, after consummation of the transactions contemplated by this Letter Agreement, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(f) To its knowledge, no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Parent Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning, holding (however defined) or having a right to acquire Parent Shares; provided that it makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or any of its affiliates solely as a result of it or any of such affiliates being financial institutions or broker-dealers.

ARTICLE 4

Section 4.01. Counterparts.  This Letter Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

Section 4.02. Governing Law.  This Letter Agreement and all matters arising in connection with this Letter Agreement shall be governed by, and construed in accordance with, the law of the State of New York (without reference to its choice of law doctrine).

Section 4.03. Defined Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.

Section 4.04. Headings.  The section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.05. Entire Agreement; No Waiver or Amendment.  This Letter Agreement is intended as an amendment to the Confirmation, and shall not be construed as terminating the Confirmation.  Except for any amendment to the Confirmation made pursuant to this Letter Agreement, all terms and conditions of the Confirmation will continue in full force and effect in accordance with the provisions thereunder.  References to the Confirmation will be to the Confirmation, as amended by this Letter Agreement.

Nothing in this Letter Agreement shall be read to amend, modify, or supplement the Confirmation other than as expressly set forth herein.  Neither party hereto waives any of its other rights, remedies, covenants, obligations or provisions under the Confirmation; provided that the parties agree and acknowledge that this Letter Agreement shall satisfy the condition precedent described in second paragraph of the language opposite the caption “Consequences of Merger Events” in Section 2 of the Confirmation.

Section 4.06. No Reliance.  Each of the Parent and the Counterparty confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Letter Agreement, that it has not relied on the Dealer or its affiliates in any respect in connection therewith, and that it will not hold the Dealer or its affiliates accountable for any such consequences.

Section 4.07. Role of Agent.  Each of Dealer, Counterparty and Parent acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under this Letter Agreement pursuant to instructions from such party, (ii) the Agent is not a principal or party to this Letter Agreement, and may transfer its rights and obligations with respect to this Letter Agreement, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under this Letter Agreement, (iv) Dealer and the Agent have not given, and each of Counterparty and Parent is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Letter Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with this Letter Agreement.  Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder.  Each of Counterparty and Parent acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Letter Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be duly executed as of the date first written above.

NUVASIVE, INC.

By: Matthew K. Harbaugh
Name: Matthew K. Harbaugh
Title: Executive Vice President and Chief Financial Officer

GLOBUS MEDICAL, INC.

By: ______________________
Name:
Title:

[*Signature Page to Bond Hedge Amendment Letter Agreement*]

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be duly executed as of the date first written above.

NUVASIVE, INC.

By:

Name:

Title:

GLOBUS MEDICAL, INC.

By:

Name: Keith Pfeil

Title: Chief Financial Officer

BARCLAYS BANK PLC

Title: Authorized Signatory

[Signature Page to Bond Hedge Amendment Letter Agreement]